                                                              EXHIBIT (H)(15)(C)

                                 THIRD AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK,
                  AMERICAN GENERAL EQUITY SERVICES CORPORATION,
                               VALIC COMPANY I AND
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of December 31, 2010, amends the Participation Agreement dated as of July 1, 1999 (the "Agreement"), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"),
                                    ----------
AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VALIC COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties". All capitalized terms not otherwise defined in this Amendment, shall have the same meanings as ascribed in the Agreement.

         WHEREAS, subject to regulatory approval, American International Life Assurance Company of New York ("AI Life") is expected to merge with and into the Company on or about December 31, 2010 (the "Merger") with the Company being the survivor;

         WHEREAS, AI Life entered into a certain Participation Agreement among AI Life, the Fund and the Adviser dated May 1, 2003, as amended;

         WHEREAS, subject to the consummation of the Merger between AI Life and the Company, the Company is expected to assume all obligations and responsibilities of AI Life's variable life insurance and annuity products ("Variable Insurance Products") and has established Separate Account USL B (the "Account");

         WHEREAS, the Fund will act as an investment vehicle for the Account and will make certain Portfolios available to the Variable Insurance Products; and

         WHEREAS, the Parties now desire to amend the Agreement to reflect the
(i) the Account for which the Fund will act as an investment vehicle and (ii) the Variable Insurance Products for which the Fund will act as an investment vehicle.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

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


1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the International Equities Fund, Mid Cap Index Fund and Small Cap Index Fund to the Account effective December 31, 2010.

2. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Executive Advantage Group Flexible Premium Variable Universal Life Insurance Policies effective December 31, 2010.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK,
on behalf of itself and each of its Accounts named
in Schedule B hereto, as amended from time to time.
   ----------

                                           ATTEST:

By:                                        By:
      -------------------------------            ------------------------------
Name:                                      Name:
      -------------------------------            ------------------------------
Title:                                     Title:
      -------------------------------            ------------------------------

                                           (Corporate Seal)

AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                           ATTEST:

By:                                        By:
      -------------------------------            ------------------------------
Name:                                      Name:
      -------------------------------            ------------------------------
Title:                                     Title:
      -------------------------------            ------------------------------

                                           (Corporate Seal)

VALIC COMPANY I

                                           ATTEST:

By:                                        By:
      -------------------------------            ------------------------------
Name:                                      Name:
      -------------------------------            ------------------------------
Title:                                     Title:
      -------------------------------            ------------------------------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                           ATTEST:

By:                                        By:
      -------------------------------            ------------------------------
Name:                                      Name:
      -------------------------------            ------------------------------
Title:                                     Title:
      -------------------------------            ------------------------------

                                  SCHEDULE A*
                                  -----------

                       (EFFECTIVE AS OF DECEMBER 31, 2010)

                          PORTFOLIOS OF VALIC COMPANY I
                            AVAILABLE FOR PURHASE BY
                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                              UNDER THIS AGREEMENT

Fund Name                                  Separate Account
---------                                  ----------------
International Equities Fund                The United States Life Insurance Company
Mid Cap Index Fund                         In the City of New York
Money Market I Fund                        Separate Account USL VA-R
Nasdaq-100 Index Fund                      Established:  August 8, 1997
Science & Technology Fund
Small Cap Index Fund
Stock Index Fund

International Equities Fund                The United States Life Insurance Company
Mid Cap Index Fund                         In the City of New York
Money Market I Fund                        Separate Account USL VL-R
Nasdaq-100 Index Fund                      Established:  August 8, 1997
Science & Technology Fund
Small Cap Index Fund
Stock Index Fund

International Equities Fund                The United States Life Insurance Company
Mid Cap Index Fund                         In the City of New York
Small Cap Index Fund                       Separate Account USL B
                                           Established:  June 5, 1986

*The parties hereto agree that this Schedule A may be revised and replaced as necessary to accurately reflect the Portfolios of the Fund covered under this Agreement.

                                  SCHEDULE B**
                                  ----------

                       (EFFECTIVE AS OF DECEMBER 31, 2010)

                         SEPARATE ACCOUNTS AND CONTRACTS
                         -------------------------------

NAME OF SEPARATE ACCOUNT AND DATE   FORM NUMBERS AND NAMES OF CONTRACTS
ESTABLISHED BY BOARD OF DIRECTORS   FUNDED BY SEPARATE ACCOUNT
---------------------------------   ------------------------------------
                                    Form Nos.:       Name of Contract:
                                    ----------       -----------------
The United States Life Insurance              Select Reserve(SM)Flexible Payment
Company in the City of New York               Variable and Fixed Individual Deferred
Separate Account USL VA-R           98505N    Annuity
Established:  August 8, 1997

                                              Platinum Investor(SM) Immediate Single
                                    03017N    Premium Variable Annuity

The United States Life Insurance              Platinum Investor Flexible Premium Variable
Company in the City of New York               Life Insurance Policies
Separate Account USL VL-R           97600N
Established:  August 8, 1997

                                              Platinum Investor Survivor Last Survivor
                                              Flexible Premium Variable Life Insurance
                                    99206N    Policies

                                              Platinum Investor PLUS Flexible Premium
                                    02600N    Variable Life Insurance Policies

                                    05604N    Platinum Investor VIP Flexible
                                    and       Premium Variable Universal Life Insurance
                                    05604NU   Policies

                                    07921N    Protection Advantage Select Flexible
                                    and       Premium Variable Universal Life Insurance
                                    07921NU   Policies

                                    08704N    Income Advantage Select Flexible
                                    and       Premium Variable Universal Life
                                    08704NU   Insurance Policies


NAME OF SEPARATE ACCOUNT AND DATE   FORM NUMBERS AND NAMES OF CONTRACTS
ESTABLISHED BY BOARD OF DIRECTORS   FUNDED BY SEPARATE ACCOUNT
---------------------------------   ------------------------------------
                                    Form Nos.:       Name of Contract:
                                    ----------       -----------------
The United States Life Insurance    21GVUL    Executive Advantage Group
Company in the City of New York     D997      Flexible Premium Variable
Separate Account USL B                        Universal Life Insurance Policies
Established:  June 5, 1986

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.